Exhibit 10.48

AMENDMENT TO CONSULTING AGREEMENT

This Amendment (the “Amendment”) dated and effective on June 4, 2021 is by and between DEEP GREEN WASTE & RECYCLING, INC., a Wyoming corporation, whose address is 13110 NE 177th Place, #293, Woodinville, WA 98072 (the “Company”) and Sylios Corp (the “Consultant”), a Florida corporation whose address is 501 1st Ave N., Suite 900, St. Petersburg, FL 33701, (individually, a “Party”; collectively, the “Parties”).

RECITALS

WHEREAS, on May 10, 2021, the Company and Consultant entered into a Consulting Agreement (the “Agreement”); and

WHEREAS, the Company and Consultant have agreed to modify Section 5 of the Agreement, the Compensation to the Consultant.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1.	Consultant shall receive a total of $35,000 cash compensation as follows:

	a.	$15,000 shall be paid to Consultant on or before June 9, 2021;
	b.	$10,000 shall be paid to Consultant on or before September 10, 2021;
	c.	$10,000 shall be paid to Consultant on or before December 10, 2021; and
	d.	Consultant shall receive no shares of common stock for compensation.

IN WITNESS, WHEREOF, the Parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

COMPANY:	CONSULTANT:
DEEP GREEN WASTE & RECYCLING, INC.	SYLIOS CORP

By:	By:

Lloyd Spencer	Jimmy Wayne Anderson
Its: Chief Executive Officer	Its: President
Date: June 4, 2021	Dated: June 4, 2021